UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

Dotronix, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-9996	41-1387074
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

160 First Street S.E., New Brighton, Minnesota		55112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 633-1742

(Not applicable)
(Former name of former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

Deloitte and Touche LLP, an independent accounting firm, and the registrant’s principal accountant engaged to audit the registrant’s financial statements, was dismissed on September 8, 2003. The sole reason for the dismissal was due to the desire of the registrant to reduce fees. The Audit Committee of the Board of Directors of the registrant approved the dismissal.

The principal accountant’s report on the registrant’s financial statements for either of the past two years did not contain an adverse opinion, or a disclaimer of an opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

During the registrant’s two most recent fiscal years and subsequent interim periods preceding the dismissal there were no disagreements with Deloitte and Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On September 8, 2003, following the dismissal of Deloitte and Touche LLP, a new independent account, Lurie Besikof Lapidus & Company LLP, was engaged as principal accountant to audit the registrant’s financial statements.

Item 7.    Financial Statements and Exhibits

(c)                                  Exhibits

16                                                          Letter of Deloitte and Touche LLP regarding change in certifying accountant

Date:  September 12, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DOTRONIX, INC.

By:	/s/ Robert V. Kling
Robert V. Kling
Treasurer and Secretary